LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Jonathan Gardner, Tiffany Beswick and Danielle Maibohm Fahey, or either of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1. take any actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the "SEC"), including, as applicable to prepare, execute in the undersigned's name and on the undersigned's behalf and submit a Form ID, including amendments thereto, or any other documents, and to coordinate and enroll the undersigned in EDGAR Next or any successor filing system and, as applicable, make arrangements with third-party filing agents or similar parties and ensure that all relevant parties have been assigned an appropriate EDGAR Next role, to enable the undersigned to make filings and submissions with the SEC;

2. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of HIVE Digital Technologies Ltd. (the "Company"), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the SEC, including (i) acting as an account administrator or delegated administrator for the undersigned's EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate or (ii) causing the Company to accept a delegation of authority from any of the undersigned's EDGAR Next account administrators and pursuant to such delegation authorize the Company's EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned's EDGAR Next account as such attorney-in-fact deems necessary or appropriate, and any securities exchange or similar authority; and

4. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

For clarity, nothing in this Limited Power of Attorney shall give any attorney-in-fact the authority to execute any document or instrument on behalf of the undersigned other than Form ID (including any amendments thereto), or reports on Forms 3, 4 and/or 5 (including any amendments thereto) related to the undersigned's ownership of securities of HIVE Digital Technologies, or to otherwise act outside of the scope this Limited Power of Attorney.

If an attorney-in-fact: (i) adds, replaces, or removes any account administrator or delegated user from the undersigned's EDGAR Next account, or (ii) files a Form 3, 4, or 5 (or amendment thereto) executed by an attorney-in-fact as contemplated herein, then the undersigned shall be given notice within twenty-four (24) of such event, which notice shall include an as-filed copy of the Form 3, 4 or 5, as applicable.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 5th day of March, 2026.

Signed and acknowledged:

/s/ Dave Perrill Signature

Dave Perrill Printed Name

STATE OF MINNESOTA, USA )

 )ss:

COUNTY OF HENNEPIN )

On the 5th day of March, in the year 2026, before me, the undersigned, a Notary Public in and for said Province, personally appeared Dave Perrill, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/Spencer Willam Barron

Notary Public

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